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                                                                     EXHIBIT 5.0






                                 April 29, 1998


Hughes Supply, Inc.
20 North Orange Avenue
Suite 200
Orlando, Florida 32801

     Re:  Registration Statement on Form S-3

Gentlemen:

     I am the general counsel of Hughes Supply, Inc., a Florida corporation (the "Company"). I am furnishing this opinion in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed sale of up to an aggregate 4,196,999 shares of common stock, par value $1.00 per share (the "Common Stock") of the Company by and for the accounts of Earl Gilleland, Ronnie J. Shrader, the Offenhauser Company, Charles P. and/or Sandra K. Berger, Charles F. Offenhauser, Timothy S. Kostom, Paula C. Offenhauser, George Offenhauser, Victoria O. Bates, Rosa Lee Kostom, Mae Ola Grebe, Rosalie H. Offenhauser, M.F. Offenhauser, C.F. Offenhauser, Shirley Offenhauser, Oscar Lee Towns and/or Shirley A. Towns, Naomi Kostom, Teddy M. and/or Letha Dwigans, Mary Lizabeth Offenhauser, Shirley M. Offenhauser, Deborah O. Tullos--DLO Trust, Charles F. Offenhauser, Jr.--DLO Trust, John M. Offenhauser--DLO Trust, Shirley H. Chauvin (Bergeron), Dorothy Halpen Kolb, Walter Miller, Eula S. Miller, Iletha Overstreet, Ronald L. Whitney, John F. Bedick, Robert Steven Clay, David Dove Burns, Kevin Smith, Dana Smith, the Kevin and Dana Smith Children's Trust, Anthony W. Bell, Leo Butter, Zane R. Butter, Stephen R. Butter, Jr., John C. Vogt, Paul Ponder, Lara C. Vogt, Trust, Lisa K. Vogt, Trust, Hans E. Roeschel, David Mark Chadwell, Deborah L. Price, Dana M. Crockett, Steven M. Chadwell, Pamela R. McDaniel, Robert J. Chadwell, Melanie Norris, Larry E. Chadwell, Juanita E. Chadwell, Roxie E. Chadwell, Laura E. Chadwell, David R. Chadwell, James M. Chadwell, Larry E. Chadwell, Craig Rosenstein, James C. Plyler, As Trustee under Trust between James C. Plyler, "Settlor" and James C. Plyler, "Trustee," James C. Plyler, Jr., Anne Plyler Lee and William Weaver Plyler (collectively, the "Selling Shareholders").

     I have examined copies of the Restated Articles of Incorporation and By-laws of the Company, the Registration Statement, and such other corporate records and documents as I deemed necessary to form the basis for the opinion hereinafter expressed. In my examination of such material, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all copies submitted to me. As to questions of fact material to such opinion, I have relied upon statements of officers and representatives of the Company and others.

     Based on the foregoing, it is my opinion that the shares of Common Stock being registered will, when sold as contemplated in the Prospectus forming a part of the Registration Statement, be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     I hereby consent to the reference to me in the Registration Statement and in the Prospectus, which constitutes a part thereof, as the attorney who will pass on the legal matters in connection with the proposed sale of the Common Stock by the Selling Shareholders and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Benjamin P. Butterfield

                                        Benjamin P. Butterfield